SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                  FIRST TRUST EXCHANGE-TRADED ALPHADEX FUND II
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              MASSACHUSETTS                             See Exhibit 1
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


   120 East Liberty Drive, Suite 400, Wheaton, Illinois            60187
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         (Address of Principal Executive Offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
            TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED

   Common Shares of Beneficial Interest,        The NASDAQ Stock Market LLC
         $.01 par value per share,
                    of
   First Trust Eurozone AlphaDEX(R) ETF

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-171759.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                      TITLE OF EACH CLASS TO BE REGISTERED

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of the First Trust Eurozone AlphaDEX(R) ETF (the "Fund"), a series of the First Trust Exchange-Traded AlphaDEX(R) Fund II (the "Registrant"). An application for listing of the Shares of the Fund has been filed with and approved by The NASDAQ Stock Market LLC. A description of the Shares is contained in the Preliminary Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-171759 and 811-22519), filed with the Securities and Exchange Commission on October 16, 2014. Such description is incorporated by reference herein.

ITEM 2.          EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      FIRST TRUST EXCHANGE-TRADED ALPHADEX(R)
                                         FUND II


                                      By: /s/ W. Scott Jardine
                                          -----------------------------------
                                             W. Scott Jardine, Secretary

October 17, 2014

                                   Exhibit 1

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                                                          I.R.S. EMPLOYER
                          FUND                           IDENTIFICATION NO.
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First Trust Eurozone AlphaDEX(R) ETF                         37-1764200
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